EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Factory Card & Party Outlet Corp. and Subsidiary

Naperville, Illinois

We consent to the incorporation by reference in Registration Statement Nos. 333-92248, 333-98549, and 333-108222 on Form S-8 of our report dated April 17, 2006, relating to the consolidated financial statements and financial statement schedule of Factory Card & Party Outlet Corp. and subsidiary, appearing in this Annual Report on Form 10-K of Factory Card & Party Outlet Corp. and subsidiary for the 53 weeks ended February 3, 2007.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 18, 2007